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THOMSON REUTERS STREETEVENTS EDITED TRANSCRIPT ETH - Q1 2016 Ethan Allen Interiors Inc Earnings Call EVENT DATE/TIME: OCTOBER 27, 2015 / 9:00PM GMT OVERVIEW: Co. reported 1Q16 net sales of $190.4m and net income of $13.1m or $0.46 per diluted share. THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

OCTOBER 27, 2015 / 9:00PM, ETH - Q1 2016 Ethan Allen Interiors Inc Earnings Call CORPORATE PARTICIPANTS Corey Whitely Ethan Allen Interiors Inc. - EVP of Administration & CFO Farooq Kathwari Ethan Allen Interiors Inc. - Chairman & CEO CONFERENCE CALL PARTICIPANTS Bobby Griffin Raymond James - Analyst Brad Thomas KeyBanc Capital Markets - Analyst John Baugh Stifel Nicolaus - Analyst Jeremy Hamblin Dougherty & Company - Analyst Kristine Koerber Barrington Research Associates, Inc. - Analyst Cristina Fernandez Telsey Advisory Group - Analyst Justin Bergner Gabelli & Company - Analyst PRESENTATION Operator Good day, ladies and gentlemen, and welcome to the Ethan Allen FY16 first-quarter earnings release conference call. Now, I will introduce your host for today's conference, Mr. Corey Whitely, Executive Vice President, Administration and CFO. Please begin. Corey Whitely - Ethan Allen Interiors Inc. - EVP of Administration & CFO Thank you, Lateef, and good afternoon, everyone. Welcome to Ethan Allen's earnings conference call for our FY16 first quarter ended September 30, 2015. This call is being recorded and webcast live on EthanAllen.com, where you will also find our press release, which contains supporting details, including reconciliations of non-GAAP information referred to in the release and on this call. As a reminder, our comments today will include forward-looking statements that are subject to risks and uncertainties, which could cause actual results to differ materially. Please refer to our SEC filings for a complete review of those risks. The Company assumes no obligation to update or revise any forward-looking matters discussed during this call. Also joining the call today is John Bedford, our Vice President, Corporate Controller. After our Chairman and CEO, Farooq Kathwari, provides his opening remarks, I will follow with details on the financial results. Farooq will then provide further updates on our ongoing business initiatives, before opening up the telephone lines for questions. With that, here is Farooq Kathwari. Farooq Kathwari - Ethan Allen Interiors Inc. - Chairman & CEO Yes, thank you, Corey, and thank you for participating in our conference call to discuss the results of our first quarter, ending September 30, 2015. We are pleased with our results, considering we are in the midst of a substantial transformation that is leveraging our unique, vertically integrated structure, while repositioning our offerings, interior design network, our technology platform, manufacturing and logistics. The main financial highlights of the quarter are gross margin of 55%, operating margin of 11% on $190.4 million sales, which were flat from the previous-year quarter. Earnings per share of $0.46, compared to adjusted EPS of $0.44 last year. EBITDA of $25.7 million, or 13.5% of sales. A dividend of $4 million during the quarter increased 38% from the previous-year first quarter. With a healthy balance sheet of cash and securities of $95 million as of September 30, 2015, and no net debt, we are well-positioned to execute our initiative to raise up to $250 million in the debt markets, as previously announced. Written orders for the Company Retail division decreased 9.3%, with comparable decreasing by 9.8%. 2 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

OCTOBER 27, 2015 / 9:00PM, ETH - Q1 2016 Ethan Allen Interiors Inc Earnings Call As mentioned in our prior release on October 19, 2015, the timing of our marketing initiatives had an impact on our written orders during the quarter. We are, however, seeing increased trends of written orders in October 2015, and we expect stronger written orders in the second quarter and moving forward. As we have discussed in the past, I will be discussing in greater detail about transformational strategy. But before I do that, Corey will give a brief overview of our financials. Corey Whitely - Ethan Allen Interiors Inc. - EVP of Administration & CFO Thank you, Farooq. We ended our FY16 first quarter with strong operating metrics and earnings. Net sales for the quarter of $190.4 million were 17 basis points off, compared to prior-year period sales of $190.7 million, which were impacted by timing this year of our marketing programs, and the annual price increase. Our manufacturing achieved increased efficiencies that contributed to a strong growth margin of 55% for the first quarter, same as in the prior-year first quarter. The Retail segment net sales for the first quarter were 76.7% of consolidated net sales, compared to 76.1% during the FY15 first quarter. Consolidated operating income for the first quarter was $20.9 million, with an operating margin of 11%, compared to $20.5 million in the prior-year first quarter, with an operating margin of 10.7%, and adjusted operating income in the prior-year period of $21.9 million, with an adjusted operating margin of 11.5%. There were no material adjustments this year. And in the prior year, the adjustments excluded $1.4 million expense associated with the disposition of real estate. Additional operating expenses this year primarily related to increased advertising expense, up about 15% this quarter, as compared to the prior-year quarter. With the extended time of our current promotions running through December 31, along with our strong September 76 -page magazine, and mix of TV, print and electronic media, the first-half advertising cost was somewhat front-loaded in the first quarter, due to a heavy September. However, we expect our advertising costs for the first six months of FY16 to level out, with an overall increase of approximately 5% to 7% over the prior-year first half. Wholesale division net sales of $120.5 million for the first quarter decreased 3.3% from the prior-year period, when we benefited from the strong shipments from the Phase 1 new product introductions. Wholesale first-quarter operating income of $20.6 million, with an operating margin of 17.1%, compared to 17.3% operating margin, and 17.7% adjusted operating margin, for the first quarter of FY15. Retail division net sales for the first quarter increased 0.7%, and produced operating income of $1.6 million, for an operating margin of 1.1%, compared to an operating margin of 1.2%, and an adjusted operating margin of 1.8%, for the first quarter of FY15. Retail division comparable net sales increased 0.2% for the first quarter. Retail division profitability was impacted by clearance sales, as well as higher advertising expense. Comparable written orders by the Retail division for the first quarter of FY16 decreased 9.8%, compared to the first quarter of FY15, and total written orders decreased 9.3%. Our global Retail market network included 300 design centers at September 30, 2015, compared to 294 in the prior year. The Company operated 145 design centers, including 7 International locations, and our independent retailers operated 155 design centers, including 98 International locations, as of September 30, 2015. This compared with 143 Company operated, including 8 International and 151 independently operated, including 92 International locations last year. Our global Retail network had a total of 105 International locations at September 30, 2015, and 100 in the prior year. For the FY16 first quarter, International sales accounted for 11.9% of our consolidated net sales, compared to 12.1% in the prior year. Net income for the first quarter was $13.1 million, or $0.46 per diluted share, compared to $11.9 million, or $0.41 per diluted share, in the prior-year first-quarter. Adjusted net income in the prior-year first quarter was $12.8 million, or $0.44 per diluted share. Our normalized income tax rate for both the current and prior year was approximately 36.5%. Our effective tax rate was 36.1% this quarter, and 36.6% for the prior-year quarter. Please refer to our press release reconciliation tables showing the adjustments made to our results for all periods. We strengthened our financial structure during the quarter, and our balance sheet at September 30, 2015 is healthy, positioning us well as we work with lenders to raise up to $250 million in debt. At September 30, 2015, there were $74.4 million outstanding under our credit facility, together with $0.2 million of standby letters of credit, leaving $74.8 million of availability. For the FY16 first quarter, we generated $16.1 million of cash from operations. 3 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

OCTOBER 27, 2015 / 9:00PM, ETH - Q1 2016 Ethan Allen Interiors Inc Earnings Call Our total cash and securities at September 30 totaled $94.8 million, a decrease of $40.4 million compared to September 30, 2014, mostly due to the $55.6 million reduction in debt. For the quarter, we also paid out dividends of $4 million, an increase of 38% compared to the prior-year quarter. There were no share repurchases this quarter, and our remaining repurchase authorization at September 30, 2015 was 2.5 million shares. Our first-quarter capital expenditures totaled $3.1 million, compared to $5.4 million in the prior year. We expect total FY16 capital expenditures of $22 to $25 million, as we continue to invest in new technology in the Retail and Wholesale segments, as well as incur capital expenditures related to improving and growing our design centers and manufacturing, including the announced expansion of our Mexico facility. Inventory of $156.6 million decreased slightly from September 30, 2014. With that, I will pass it back over to Farooq. Farooq Kathwari - Ethan Allen Interiors Inc. - Chairman & CEO Thank you, Corey. As we have discussed in the past, we are aggressively pursuing a transformational strategy, repositioning Ethan Allen as a leaner, vertically integrated interior design Company. We believe that beginning in FY17, we will be well-positioned to begin an accelerated growth phase, towards sales of $1 billion, at which level we expect to increase our operating margins from our current industry-leading 11% to about 15%. A brief overview of our various initiatives and offerings. As discussed, Phase 1 focused on casual designs and was introduced to consumers in winter of 2014. Phase 2, referred to as Georgetown, focusing on formal classics, was introduced to consumers in May/June of 2015. And Phase 3, referred to as Romantic Classics inspired by European attributes, mostly French and Italian, is just now getting into our design centers. Phase 4, covering attributes of classics with modern attitudes, are scheduled to be marketed from late spring 2016. Regarding our design center network, in North America, our focus remains to attract talented interior designers, to add to our qualified team of 1,500 designers. Last week, we had our annual interior design recognition conference at our Danbury headquarters, and recognized over 200 of our top interior designers. One of our major competitive advantages is the talent of our 1,500 in-house interior designers, supplemented with about 5,000 interior design affiliates, resulting in about 70% of product custom-made to order, when orders are received. This makes North American manufacturing very advantageous, and also helps in inventory and cash management and lower returns. We also continue to open new design centers, and are renovating existing design centers. During the last six months, we've opened new and relocated design centers in Philadelphia; Pittsburgh; Wichita, Kansas; Toledo, Ohio. And under construction are design centers in San Francisco; in Baltimore, Maryland; Cranston, Rhode Island; Hyannis, Massachusetts. We're also continuing our aggressive plans of renovating existing design centers, including major --including, currently, our major design centers in Chicago, Atlanta, San Diego, Toronto, Rockville(which is a suburb of Washington, DC), Norwalk, Connecticut and others. Internationally, we also continued to make progress. This quarter, a number of flagship locations in major cities in China are being renovated, and a new design center in Zhejiang, China was opened. During the quarter, we opened our first location in Hanover, Germany, and expect to open several others in the next 12 months. We are harnessing technology to drive growth. We continue to add technology at all levels of our business, to create a dynamic omni-channel environment. This also includes investing in our technology infrastructure, including digital, retail, manufacturing, operations and logistics platforms, to seamlessly provide information across our virtually-integrated Company. By effectively combining technology with personal service of our interior designers, we have a unique and relevant structure for sale of furniture and furnishings, where personal service and the ability to see the product prior to purchase is important to increased sales, higher tickets and reducing returns. About 90% of our customers today visit our website prior to coming to design centers. We have rebranded our website, with the focus of driving traffic to design centers in North America and internationally. With our 200 design centers in North America with close proximity to where 70% of our targeted customers live provides us a unique opportunity to have more qualified customers interact with our interior designers. This also helps create longer-term relationship and repeat business. We have also streamlined our website to increase online sales. Transactions are up 28% from FY15, and conversion rates are up 22%. We have continued opportunity to increase sales online, while recognizing our unique competitive advantage of personal interior design service. Our continued focus is on manufacturing, and logistics also. Despite introduction of 4 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

OCTOBER 27, 2015 / 9:00PM, ETH - Q1 2016 Ethan Allen Interiors Inc Earnings Call new products, which results in inefficiencies to our manufacturing and logistics, they have performed well, and continue to improve operating margins. We continue to invest in our North American manufacturing, which includes US, Mexico and Honduras. During the last year, we made major capital investments to our US manufacturing operations, and recently announced plans to build a new 300,000 square foot upholstery plant adjacent to our current 240,000 square foot plant in Mexico, at a cost of about $15 million. We are accelerating our marketing efforts, and we continue. In the first quarter ended September 30, 2015, we expanded our direct mail magazines by increasing the page count by about 30% in July and August compared to last year. And in September, as Corey mentioned, mailed a 76 page direct mail, as compared to about a 28 page in September 2014. As we have mentioned, timing of our marketing initiatives had an impact on our written business, and also on our advertising expenditures. Our annual price increase this year benefited our June 30, 2015 quarter. In addition to managing the introduction of new products, we decided this year to have an umbrella sale offer until December 31, 2015, as compared to ending each month, as we did last year. This had an impact of changing the timing of written, and to some extent delivered sales. As we have mentioned, we see October written trending strong compared to last year. As Corey mentioned, our advertising in the first quarter increased by about 15%, and part of it will benefit our second quarter. As we complete the Phase 4 of our product introductions, make major headway in absorbing new products in our manufacturing, and complete a substantial part of our design center renovations, we plan to accelerate our marketing to help grow sales. With that, I will be very happy to open it up for any questions and comments. QUESTIONS AND ANSWERS Operator (Operator Instructions) Budd Bugatch, Raymond James. Farooq Kathwari - Ethan Allen Interiors Inc. - Chairman & CEO Hello, Budd. Bobby Griffin - Raymond James - Analyst Good afternoon, Farooq and Corey. This is actually Bobby filling in for Budd. I appreciate you guys taking my questions. Just real quick I was wondering if you can give some more detail around the size of Phase 4's introduction compared to the first three phases? Farooq Kathwari - Ethan Allen Interiors Inc. - Chairman & CEO Yes, Bobby, it is a good question. The Phase 4 actually is going to be somewhat larger than Phase 2 and 3. This is as I mentioned, these products are classics with a modern attitude, and we believe will expand our reach to a larger population base, including the millennials. Bobby Griffin - Raymond James - Analyst Okay, so is it larger than Phase 2 and 3 combined? Or larger than Phase 2 and 3 on their standalone basis? 5 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

OCTOBER 27, 2015 / 9:00PM, ETH - Q1 2016 Ethan Allen Interiors Inc Earnings Call Farooq Kathwari - Ethan Allen Interiors Inc. - Chairman & CEO On the standalone basis. Bobby Griffin - Raymond James - Analyst Okay. And then maybe could you also maybe provide a little color, as with the first three phases, have you been able to reach that younger customer in any of your data? Are you starting to see that trend change in your favor? Farooq Kathwari - Ethan Allen Interiors Inc. - Chairman & CEO We are starting to see. But keep in mind that Phase 1 was somewhat more on the casual side, and the Phase 2 and Phase 3 are more on the Classics and the Romantics. And while we have made some impact, the major impact is going to be made in Phase 4, which is going to directly impact, you might say, the younger, the millennial customers, which I think you referred to. Bobby Griffin - Raymond James - Analyst Okay, I appreciate the color. And then one last one for me. I noticed there, in the release, there wasn't any shares bought back this quarter. Can you maybe just give a little additional thoughts on the share buyback, as we move forward? Farooq Kathwari - Ethan Allen Interiors Inc. - Chairman & CEO Yes, we did not. We are in the process, as we have discussed, of looking at a total capital structure of raising $250 million. As we do that, we will take a look at the utilization of those funds, whether in dividends, whether in share repurchases. And that we will do as soon as the funds have been raised, and our Board is able to make a decision. Bobby Griffin - Raymond James - Analyst I appreciate you answering my questions, and best of luck going forward. Farooq Kathwari - Ethan Allen Interiors Inc. - Chairman & CEO Thank you, Bobby. Operator Brad Thomas, KeyBanc Capital Markets. Farooq Kathwari - Ethan Allen Interiors Inc. - Chairman & CEO Hello, Brad. 6 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

OCTOBER 27, 2015 / 9:00PM, ETH - Q1 2016 Ethan Allen Interiors Inc Earnings Call Brad Thomas - KeyBanc Capital Markets - Analyst Hi, good afternoon, Farooq and Corey. Let's see here. My first question, if I could, would be around promotions. And I was wondering, Farooq, if you could just give us a little bit more detail on why you decided to change the promotional cadence? It had seemed that the more frequent monthly discounts, as opposed to the longer-term ones, that the more frequent ones are better at driving sales. Why did you decide to change that? Farooq Kathwari - Ethan Allen Interiors Inc. - Chairman & CEO I think, Brad, that is an important question. And the reason was that, with Phase 2 and Phase 3 being introduced, Phase 2 came into our design centers on May and June, Phase 3 just coming in. We needed to make sure that we would have the ability of making these products, getting them into the design centers, and not necessarily advertise them, and not be able to deliver on time. Where there's too much is happening at, and a limited period of time. And this ability for us to have a longer shelf life of our direct mail magazines gives us an opportunity of having the product come in. And even if it is a little bit later, it does not miss the opportunity of advertising. That's why, for instance, if you take a look at our magazine in October, which also will be November, some of the new products, which is Phase 3, has come in early November, I mean early October. Some will come late October, some in November. This gives us an opportunity of making sure that when we advertise, that we get the benefit of it, because in a very compressed time, we are introducing a lot of products. Then also, on the manufacturing side, even though, as I mentioned, we have our manufacturing has done extremely well. But we do have on one hand, I would like to have more sales. On the other hand, because of our unique structure of making the products in our own workshops here in North America, we have got to manage that process, too. Now conversely, if we had done what many others have done and they have done it successfully that they develop a product line, have it made offshore, get it in large quantities, put it on sale, and they can sell it. In our case, we make the product, and then 70% of that is made after it is sold to the customer. And our model is different than a model whereby you go out and buy the product and sell it, and be able to service it. So service was an important factor in taking our promotional calendar to a longer period than we've done in the past. Now going in January or February, March, we are looking at it to see whether we would be in a better position for especially the products that have been introduced in Phase 2 and 3, so that we can go back to our monthly marketing that period. But then, after that, we're going to be introducing the Phase 4. But Phase 4 is not going to impact the third quarter of this fiscal year, Brad. Brad Thomas - KeyBanc Capital Markets - Analyst Got you. That's helpful, thank you. And then just with respect to understanding the cadence of the business, and how much backlog you have, so that we can maybe think about what revenues are going to look like going forward. I guess as will look at the fourth-quarter written comp of 10%, and this first-quarter comp of almost negative 10%, is this really a case of timing, where a lot of sales fell in the fourth quarter rather than the first quarter? And so as we stand here today, there's really not a backlog to work through? Is that the way to think about it, if you blended those two quarters together? Farooq Kathwari - Ethan Allen Interiors Inc. - Chairman & CEO It is a little bit more complicated, because of the nature of customization, because the nature of all this product. For instance, you are right, our orders did fall into the fourth quarter. But again, our Retail backlog as of September 30 is about 3.5%. So our Retail backlog has increased, and not decreased, despite the fact of these written orders. So it has also a lot to do with the fact of customization, and our process of making all these products. Another thing is that the October increase in business will have a positive impact on deliveries in this quarter, if that's your next question. 7 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

OCTOBER 27, 2015 / 9:00PM, ETH - Q1 2016 Ethan Allen Interiors Inc Earnings Call Brad Thomas - KeyBanc Capital Markets - Analyst Got you. Okay. And if I could just ask one last question about the Board, as you approach your Annual Meeting here. I know there's a couple of Directors who I believe are stepping down or retiring from the Board. Maybe could you just talk a little bit about why you think the Board members that you are putting up are the right ones for the Company? Farooq Kathwari - Ethan Allen Interiors Inc. - Chairman & CEO We have, Brad, only actually last night filed our proxy. And we also filed, early this morning, a strategic letter giving all these reasons why the Board members that are coming in are very qualified, and will add a lot of value. So I would suggest that, because all of that information is in our proxy, and the strategic letter that has been filed, if you want to, I can have Corey forward it to you, the strategic letter, which is a public document. Brad Thomas - KeyBanc Capital Markets - Analyst All right, I will go read it. Thank you, Farooq. Farooq Kathwari - Ethan Allen Interiors Inc. - Chairman & CEO All right, Brad, thanks. Operator John Baugh, Stifel. Farooq Kathwari - Ethan Allen Interiors Inc. - Chairman & CEO Hello, John. John Baugh - Stifel Nicolaus - Analyst Thank you. Good afternoon. Status of the bond deal, Farooq? Farooq Kathwari - Ethan Allen Interiors Inc. - Chairman & CEO If you folks were to just stabilize these markets, and don't tell us that there is some sort of --what do you call the word --disruption or whatever. John, as we mentioned in our press release last week, we had discussions with a number of leading institutions. And we received from what we understand from our bankers, very positive comments. But in the next week or so, we will be making a determination whether it is the right time to go, and mostly, we're looking at the rates. As you know, I don't like to pay a lot. John Baugh - Stifel Nicolaus - Analyst Okay. Any price talk that you could share with us at this point? 8 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

OCTOBER 27, 2015 / 9:00PM, ETH - Q1 2016 Ethan Allen Interiors Inc Earnings Call Farooq Kathwari - Ethan Allen Interiors Inc. - Chairman & CEO That's what I'm saying the pricing is a factor. I just want to make sure that the price is right, because we are not in hurry to get it. There is nothing --we don't --we are not in an urgent matter to get this. I want to make sure we get it at the right price. John Baugh - Stifel Nicolaus - Analyst Okay. And then help us understand. So you went from a monthly to, I guess this quarter will be a quarterly promotion. Would we expect to see orders pile up in December to beat the end of that promotion? You mentioned October was up or strong. First of all, what is October tracking? And then how would you expect the cadence of the promotion to work, in terms of orders written? Farooq Kathwari - Ethan Allen Interiors Inc. - Chairman & CEO I think it will be unwise to start giving numbers, other than to say it is strong, because we still have a long way to go to the end of the quarter. But to answer your question, we would expect that most of the business will come in October and November. But generally, as you know, December is not as strong for our overall furniture. It is somewhat strong for accents. So we should expect to get most of this business in October and November. John Baugh - Stifel Nicolaus - Analyst Okay. And then could you comment on your International businesses, particularly China? Whether you are seeing anything there? Farooq Kathwari - Ethan Allen Interiors Inc. - Chairman & CEO Yes, we have been watching it carefully. We have had good meetings. In fact, about two weeks back, 10 members of our Associates from China were here. They are very positive. And interestingly, what we hear is, their business seems to be holding and our business is increasing, actually, in China. And they are actually investing a great deal in renovating a number of their design centers in leading markets. And the reason, I believe, is this, that as happens in all good time, a lot of folks come into to business fast, and those are the ones who go out fast. The ones who have a competitive advantage, the ones who provide --have the ability to survive, they are ones that are doing well. And our partner in China is very stable, and is doing well. And our business is up, and we understand, from them, their business is holding up too. John Baugh - Stifel Nicolaus - Analyst And Farooq, we haven't heard anything yet, have we, on the government contract? Farooq Kathwari - Ethan Allen Interiors Inc. - Chairman & CEO I don't know why the government is so slow, John. We have been ready, we've spent a lot of effort and time. And Dan Grow, who heads it. We expect --they tell us that they were waiting for their fiscal year to end, and that they would do it in October. And they tell us any day, but we've got to just have them make the decision. John Baugh - Stifel Nicolaus - Analyst Okay. And my last question is just, as candidly as you can, feedback from either your designers or your licensees, store managers, what have you, on the product changes you've made, good and bad? 9 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

OCTOBER 27, 2015 / 9:00PM, ETH - Q1 2016 Ethan Allen Interiors Inc Earnings Call Farooq Kathwari - Ethan Allen Interiors Inc. - Chairman & CEO We had, last week, 200 of our top interior designers here. These are the folks who write about over $200 million of business. For the last 30 years, we have been recognizing them. Not only do we discuss with them our current products, we also discuss with them our new offerings. They are extremely motivated. They believe we are absolutely on the right track. And obviously, as much of product as we've introduced, some product does extremely well, some is in the middle, and some has poor results. That happens all the time. But overall, the reaction is very favorable, keeping in mind most of the product came into our design centers in June of this year. So it is a relatively short period of time. June, May/June, is when second phase, which was a very important introduction. And the third phase is just getting into design centers now. So I would say that the reaction is positive, and that we expect to have positive increases in our sales, John. John Baugh - Stifel Nicolaus - Analyst And I lied, I have one more. And that was, could you be a little more descriptive of the promotion? What percentage of the products you have on sale? What the sale discount rate is? And then how the December quarter may or may not be influenced by any clearance of older floor samples, product in the warehouse, et cetera? Farooq Kathwari - Ethan Allen Interiors Inc. - Chairman & CEO When you look around and see the kind of promotion that are taking place, every day, folks are selling products, or at least advertising 40% to 50% off. 30%, 50%, 40%, it is crazy out there. Because of our nature of our business, and the credibility of our 1,500 interior designers, we have to maintain credibility. For instance, in the last two weeks, we just offered a special offer, which we called Start Something Beautiful, and get one Ethan Allen great item at a 30% saving, one item. It had a very extremely positive reaction by our clients, and even new people, because at Ethan Allen, they recognize our value. And when we give one item on 30% off, it really has had a major impact. Now, we don't want to fall into the trap of having those kinds of discounting. But overall, John, most of our products are sold at a savings of between 10% to 20%, but the general, the median, is about 15%, is what we give as a discount. John Baugh - Stifel Nicolaus - Analyst Would that be on the entire product line? Farooq Kathwari - Ethan Allen Interiors Inc. - Chairman & CEO It would be, yes. John Baugh - Stifel Nicolaus - Analyst Okay. And then lastly, are you doing anything with financing, in terms of the promotions? Farooq Kathwari - Ethan Allen Interiors Inc. - Chairman & CEO Financing. Yes, John, we always offer a number of financing options. And mostly interest free, most of the time, they have to pay a monthly payment, and it is working well. 10 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

OCTOBER 27, 2015 / 9:00PM, ETH - Q1 2016 Ethan Allen Interiors Inc Earnings Call John Baugh - Stifel Nicolaus - Analyst Was it more aggressive, or similar to what you've offered before, in terms of the term, or the rate, or what have you? Farooq Kathwari - Ethan Allen Interiors Inc. - Chairman & CEO No, it is about similar. John Baugh - Stifel Nicolaus - Analyst About similar. Thank you very much. Good luck. Farooq Kathwari - Ethan Allen Interiors Inc. - Chairman & CEO All right, John. Operator Jeremy Hamblin, Dougherty & Company. Farooq Kathwari - Ethan Allen Interiors Inc. - Chairman & CEO Hello, Jeremy. Jeremy Hamblin - Dougherty & Company - Analyst Good evening guys, thanks for taking the questions. I wanted to just build on that last point about the 30% off. And first just ask, on the margin side and gross margins, and you have been getting fairly consistently up in this 55% range running those types of promotions, which is unusual for the Company historically. Is that likely to have a negative impact on your gross margins? Specifically as we look forward into the December quarter, and then beyond that? Farooq Kathwari - Ethan Allen Interiors Inc. - Chairman & CEO Jeremy, obviously, we have been watching it very carefully. We have been able to maintain 55% gross margin despite many, many challenges at our manufacturing level, at our retail level. Our retailers had to absorb all the clearance products. And because of that, the operating margin is about 1% or so, which is very, very low. Think of this, that our operating margin at retail should be, or was, anywhere between 3% to 5%. At a 3% operating margin, even at the current rate of sales, our overall Company operating margin has the opportunity of going from 11% to close to 13%. That is just at our current level. So our opportunity at retail is to increase our margins. And I believe that, with all these promotions, everything we have going, we have the opportunity of continuing close to the gross margin that we have. Jeremy Hamblin - Dougherty & Company - Analyst Okay, let me build on that, then, with a follow-up. And you mentioned that the 30% off promotion has been very positive reaction at this point in time. And that you see a lot of competitors who are not vertically integrated running 30%, 40%, 50% off, really eye-catching, eye-popping marketing tools, to get customers into the store. 11 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

OCTOBER 27, 2015 / 9:00PM, ETH - Q1 2016 Ethan Allen Interiors Inc Earnings Call In this era, in which the customer is looking for a deal across retail, does the fact that you guys are vertically integrated, and if the margins or the discounting has to be higher, simply to get the sale done, does that put you at all at a disadvantage? Is that part of the reason why your sales have not been a little bit higher compared to some of your peers? Or can you help me think about that a little bit better? Farooq Kathwari - Ethan Allen Interiors Inc. - Chairman & CEO Jeremy, that is one of the reasons. Obviously, we can have more sales, and not have 55% gross margin. We could have more sales, and have more returns. We could have more sales and higher inventories. So it is a balancing act. We run a business, keeping in mind that we've got to not only have sales, but we've got to have appropriate margins. We control our inventories. We have good cash flow. So those are things that --I don't want to increase our sales, and not have the disciplines of running our business with those sound metrics that I mentioned. Yes. We could do more sales, if we decided to go out and buy a lot of product from overseas, build and inventory and sell it, yes, we'll have more --and put it on sale, 30% to 40% off. But it would change our model. Jeremy Hamblin - Dougherty & Company - Analyst Let's take that a step further, then. And in the release and in your talking points, you address the goal of getting to $1 billion in sales, with 15% operating margins. And it sounds like you are not expecting a ton of growth this year, that you are thinking you are putting the pieces in place to grow from here. Help me think about the bridge of how we get from $750 million run rate of sales to $1 billion. How much of that is coming from an increase in the number of stores or company-owned stores? How much of that is coming from Internet sales increasing? It is a big number. But over the last three years, the compounded annual growth has only been about 1%, and it sounds like you are expecting relatively low growth this year. How do we bridge that gap? Farooq Kathwari - Ethan Allen Interiors Inc. - Chairman & CEO You are talking about a 20% to 25% increase. That's what we are talking about, and that is feasible. Before we spend the resource of advertising and money, we need to make sure that offerings are in the place, our design centers are renovated, we are able to service it. Because in our model, if we become too aggressive and don't service it, it backfires. 20% is not something that we cannot do, Jeremy. That's what we are talking of between where we are now and a 20% increase. Within our existing design centers can do it, let alone the new ones that we plan to add. Jeremy Hamblin - Dougherty & Company - Analyst So if you are looking at getting into that number, it is --you feel like, without substantial additions, that it's really a combination of growth in Internet sales, as well as having your standard box, the average unit volumes, increasing fairly substantially? Is that the way I should be thinking about this? (multiple speakers) This isn't about unit growth at all? Farooq Kathwari - Ethan Allen Interiors Inc. - Chairman & CEO Yes, you see, we did over $1 billion a few years back, with design centers that were not as strongly positioned as we have them today. Interior designers that was not as strong as we have them today. In the last five, six, seven years of when we did $1 billion, we have changed almost half of our interior designers. More qualified, more entrepreneurial. We have continued to put our design centers in the right places. We have added technology. And keep in mind, as I said, we have been improving our technology. 90% of the folks who are coming to our design centers have gone already to our website. The good news is, they are more qualified. Seven years back, they used to do window shopping and take a lot of time with our interior 12 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

OCTOBER 27, 2015 / 9:00PM, ETH - Q1 2016 Ethan Allen Interiors Inc Earnings Call designers. Today, when they come in, they are qualified. So I think opportunity of doing 20% within our existing structure is very feasible, and we could even do more, as we expand nationally and internationally. Jeremy Hamblin - Dougherty & Company - Analyst Okay, great. Just one additional question. This is maybe for Corey, as well. So you had --if I go back to the last quarter, you had 11% increase in written orders. You had a retail backlog that increased almost 19%, and that's come down to 3.5%. And your Wholesale backlog at the end of Q4 was up $19 million, but that did not really translate to sales. What has changed in the dynamic, where the fairly stable correlation that the Company has historically had between written orders, it is not very predictive anymore, in terms of how the next quarter's delivered sales number is? What --should I interpret this as, you just did not sell a lot of accents, or things that would be much shorter timeframe on delivery? That you sold more goods that are 8 to 12 week delivery times? Or that end of July and August were so weak that none of those deliveries helped the end of the September quarter. Because it is kind of a head scratcher for me, as to where the sales level came out. Farooq Kathwari - Ethan Allen Interiors Inc. - Chairman & CEO All right, Corey, go ahead. Try to answer it. (laughter) Go ahead. Corey Whitely - Ethan Allen Interiors Inc. - EVP of Administration & CFO You asked a lot of question there. Jeremy, in my remarks earlier, I did not mention the undelivered backlog for retail, because that number is a harder number to really calculate and project off of. Truly, our net sales are the most predictable, from a consistency standpoint, from period to period. Because written orders are so dependent upon the timing in the quarter, of when they occur. And on the Wholesale side, the cadence of their shipments, which can fluctuate from two to four to six weeks, in those windows, and the timing of the orders all have an impact. So it is not as easy to track on the undelivered. Farooq Kathwari - Ethan Allen Interiors Inc. - Chairman & CEO Jeremy, many years back, we were the ones who started this written sales. And the written sales appear at the end of the period. If you don't end the sale at the end of the month, it changes. We could have a much greater sales two weeks later, which does not reflect the quarter. So they are becoming more unpredictable than it was before. Jeremy Hamblin - Dougherty & Company - Analyst Great. Thanks, guys, appreciate you taking my questions. Farooq Kathwari - Ethan Allen Interiors Inc. - Chairman & CEO All right, Jeremy. Operator Kristine Koerber, Barrington Research. 13 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

OCTOBER 27, 2015 / 9:00PM, ETH - Q1 2016 Ethan Allen Interiors Inc Earnings Call Farooq Kathwari - Ethan Allen Interiors Inc. - Chairman & CEO Hello, Kristine. Kristine Koerber - Barrington Research Associates, Inc. - Analyst Hello, good afternoon. A couple questions. I just wanted to confirm. So you stated in the press release that you expect to resume growth in FY17. So are we talking another nine months of disruption to the business? And what should we think about, as far as the clearance merchandise, as you get into Phase 4? Farooq Kathwari - Ethan Allen Interiors Inc. - Chairman & CEO Yes, we did say that our main opportunity of substantial increase should start from FY17. That does not mean that we would not grow our business in the next six months. Kristine Koerber - Barrington Research Associates, Inc. - Analyst Okay. And then as far as clearance, is that going to be a major disruption over the next couple of quarters? Where do you stand with the clearance products, especially as you get into Phase 4? Farooq Kathwari - Ethan Allen Interiors Inc. - Chairman & CEO It will continue the way we have it now. Keep in mind, in our structure, we don't have outlet stores. Everything that we do is done through our design centers and sometimes through our service centers. And our objective will be to continue on the plan basis in the next year, to sell that product, it will have some impact on our retail. But I think overall, as you can see, we have been able to maintain a good gross margin for the enterprise. And I think that is an opportunity we have. Kristine Koerber - Barrington Research Associates, Inc. - Analyst Okay. So I just wanted to clarify that it is not going to be any heavier than what we've seen in the past several quarters, on the clearance side? Farooq Kathwari - Ethan Allen Interiors Inc. - Chairman & CEO No, you would not. It would be about the same. Kristine Koerber - Barrington Research Associates, Inc. - Analyst Okay, fair enough. And then as I think about Phase 4, you indicated that Phase 4 is larger than 2 and 3, on a standalone basis. Can you quantify how big? Because I was under the impression, when you initially announced Phase 4, that it was going to be the smallest of the four phases. And now it is turning out to be the second-largest. Can you quantify how big that is going to be? Farooq Kathwari - Ethan Allen Interiors Inc. - Chairman & CEO It is a hard question. Because when we talk how big, it has a different implication in number of units, different implications in terms of the cost of the products. But I will just say, just so we can put this in perspective, I would say that in terms of overall investments, and the number of investments, most probably will be in the range of about 15% or so higher than either the Phase 2 or Phase 3. 14 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

OCTOBER 27, 2015 / 9:00PM, ETH - Q1 2016 Ethan Allen Interiors Inc Earnings Call Kristine Koerber - Barrington Research Associates, Inc. - Analyst Okay, that's helpful. And then just lastly, on your longer-term target, to get to the $1 billion, the additional 20%, 25% increase in sales, how important is the younger consumer, to reach that goal? And then what is the timeframe to hit that 15% operating margin? Farooq Kathwari - Ethan Allen Interiors Inc. - Chairman & CEO We are already operating at 11% operating margin, which really is at the top in our industry. And this is with all these challenges that we are talking about. I think the opportunity of increasing it is always there. We are not going from 3% to 15%; we are talking from 11% to 15%. So the opportunities, Kristine, is, it is not something like a major undertaking for us. This is, I believe, an opportunity of, as I said, just going into normal operating margin in the retail of 3% to 5%, take it from 11% to 13%. Then we've the opportunity of increasing our sales. Our vertically integrated business has a great operating leverage. So when we talk of increasing our business by 10% or 15%, 20%, we have a major operating leverage in our operating income. Kristine Koerber - Barrington Research Associates, Inc. - Analyst So as far as timing, retail to get to 13%, are we --once this transformation is complete, is it just a couple years out? Or are we talking five years, seven years? Farooq Kathwari - Ethan Allen Interiors Inc. - Chairman & CEO I would think that you are going --you should see continuous improvements even as we move forward into the third and fourth quarter, you should see that, we are not saying were not going to make improvements, even at the 11% that we have. We have the opportunity of increasing from where we are. What we are saying is that from FY17, which starts June of next year, we have even a greater opportunity of increasing it. Kristine Koerber - Barrington Research Associates, Inc. - Analyst Okay. And then to get to that top line target, the question was, how important is the younger consumer, the millennial customer, to get to that $1 billion? Is that a key to reach the number? Farooq Kathwari - Ethan Allen Interiors Inc. - Chairman & CEO I don't think it is a key, but it is important. Kristine Koerber - Barrington Research Associates, Inc. - Analyst Okay, thank you. Operator Cristina Fernandez, Telsey Advisory Group. 15 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

OCTOBER 27, 2015 / 9:00PM, ETH - Q1 2016 Ethan Allen Interiors Inc Earnings Call Farooq Kathwari - Ethan Allen Interiors Inc. - Chairman & CEO Hello, Cristina. Cristina Fernandez - Telsey Advisory Group - Analyst Hi, good evening. I wanted to ask about the lift you're seeing in October on written orders. How much is that driven by that 30% off promotion on one item. And should we see more of these types of promotions from Ethan Allen, going forward? Farooq Kathwari - Ethan Allen Interiors Inc. - Chairman & CEO 30% is creating a buzz. It is getting us new customers. We talk of millennials, we can see a lot of millennials coming in, because they look upon it and see that they can get started with Ethan Allen. So at the end of the day, they are of course buying a lot of other products. But the 30% gets them opportunity, especially to the millennials and the younger people, to come in and get started with Ethan Allen. You're going to see, continuously, some innovative ways for us to get people, yet do not give a way of a lot of our margins. Cristina Fernandez - Telsey Advisory Group - Analyst Okay. And my second question is, when you think about the price increase that you did, how much did that shift sales to the fourth quarter versus this quarter? Farooq Kathwari - Ethan Allen Interiors Inc. - Chairman & CEO It is hard to say in June, when the impact in the June alone, we had approximately a 20% increase in sales in the month of June. That resulted in about 10%, 11%. I think close 11%, Corey, increase in our written for the fourth quarter of last year. Cristina Fernandez - Telsey Advisory Group - Analyst And how much --and as you think --this last quarter, how much was July down as a result? Farooq Kathwari - Ethan Allen Interiors Inc. - Chairman & CEO Sorry? Cristina Fernandez - Telsey Advisory Group - Analyst I would assume the impact, then, of the price increase was mostly in July. How much was July down? Farooq Kathwari - Ethan Allen Interiors Inc. - Chairman & CEO We don't give numbers for each month. But overall, as you see, we had a decline of 9.3% on total written. Cristina Fernandez - Telsey Advisory Group - Analyst And then one last question for Corey. Your CapEx this quarter was below the recent run rate. How should we expect that to trend, over the next couple of quarters, to get to your target of $20 million to $25 million for the full year? 16 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

OCTOBER 27, 2015 / 9:00PM, ETH - Q1 2016 Ethan Allen Interiors Inc Earnings Call Corey Whitely - Ethan Allen Interiors Inc. - EVP of Administration & CFO Start trending higher in the second half, and this quarter will be probably close to par with where it was in the first quarter. Cristina Fernandez - Telsey Advisory Group - Analyst Thank you. Operator (Operator Instructions) Justin Bergner, Gabelli & Company. Farooq Kathwari - Ethan Allen Interiors Inc. - Chairman & CEO Hello, Justin. Justin Bergner - Gabelli & Company - Analyst Hello, Farooq. I should probably say good night at this point of the call. But thanks for fitting me in. I guess my first question was just in regards to any differing trends across case goods versus upholstery versus accessories? Farooq Kathwari - Ethan Allen Interiors Inc. - Chairman & CEO We have continued to see increase in upholstery, and now also accents and accessories. So somewhat stable, in terms of the ratios between the three, with slight increases somewhat more in accessories. Justin Bergner - Gabelli & Company - Analyst Okay. Switching gears, how does Ethan Allen think about combating some of your competitors that are trying to move up to your price segment from below? Farooq Kathwari - Ethan Allen Interiors Inc. - Chairman & CEO Justin, this has been something we have been combating all our lives; it is nothing new. Now in fact, what's happened is that, especially in the last 15 years, with globalization and commoditization, furniture came in, especially case goods, even upholstery, due to the fact it was being made offshore at fairly lower prices. Everybody was affected by lower margins and deflation. It stopped, to some degree, I think, in the last couple of years, we have not seen that. If anything, we've seen price increases coming in. I think that the focus of most people in our industry really is selling furniture as a commodity. And because of that, promotions and sales are very, very important. They have a tough time selling the product. When we put one item at 30% off, it creates a buzz, because of our credibility, and the fact of our quality, and the service we provide. So I don't think anything new, Justin, that we see, that is any different now than we've seen all along, in terms of competition at all levels. We just have to differentiate ourselves in products, in our quality and in our overall value, and then the service we provide. 17 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

OCTOBER 27, 2015 / 9:00PM, ETH - Q1 2016 Ethan Allen Interiors Inc Earnings Call So I think we are very competitive from that perspective. And as I've been saying that, because of the nature of our business, the vertically integrated business, we have to balance between what we sell and what we service. And that's our model. That's great model for cash generation, inventory management, lower returns. But does, in this major under change, it does restrict us from becoming extremely aggressive in marketing, because of the fact that we've got to service it. 70% of the product is made when somebody orders it. There's a big difference. Justin Bergner - Gabelli & Company - Analyst Okay, appreciate that answer. I was thinking more in terms of one competitor that also has a North American-centric manufacturing footprint, and a similar geographic profile. If you want to comment further on that dynamic? Farooq Kathwari - Ethan Allen Interiors Inc. - Chairman & CEO No, I do not know what you are referring to, Justin. Justin Bergner - Gabelli & Company - Analyst Okay. Then I will move on to my next question. Which is, you've obviously been running this Company, through thick and thin, for decades. At what point in time, assuming that there are no external factors that interfere with your ability to make your own decision on a potential future retirement at some point as CEO. At what point in the Company's lifecycle do you think it would be appropriate to consider future leadership for the Company? I know you just entered into a multi-year contract extension. But just conceptually, what do you --what milestones do you want to hit before you think about transferring leadership of the Company? Farooq Kathwari - Ethan Allen Interiors Inc. - Chairman & CEO Justin, I don't know how old you are, but I am 46 biologically. (laughter) So I don't know how old you are. I think age is not factor; it is the factor of being relevant. And have the ability to be --now if I'm not relevant, that is critical, and that is where our Board comes in, even myself. I am the largest shareholder in this Company. I don't want to be in a position where I'm not relevant, I don't have the ability, I don't have the strength. If that is the case, then I should not be running it. But keep in mind, we have a very strong team of leaders, because it is a vertically integrated Company. Running a sawmill is a very different business than running a retail, running case goods, running upholstery, running 150 design centers with management all over the country. We have a very strong and a diversified group of leaders running this business. And so to answer your question, as I said, it is a question always of being relevant. You can be 35 and not relevant, and you could be 46, like me, and be very relevant. All right? Justin Bergner - Gabelli & Company - Analyst Okay, thank you for that perspective, and thanks for taking my questions. Farooq Kathwari - Ethan Allen Interiors Inc. - Chairman & CEO All right, Justin. Okay, Latif, I think that as Justin said, (laughter) I will say good night. Anybody else there? Operator Actually, we do have one more in queue, sir. I believe it is a follow-up. Budd Bugatch, Raymond James. 18 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

OCTOBER 27, 2015 / 9:00PM, ETH - Q1 2016 Ethan Allen Interiors Inc Earnings Call Bobby Griffin - Raymond James - Analyst This is Bobby filling in again. Thank you for letting me get back in the queue, Farooq. Given what we've learned today about the size of Phase 4, it sounds like the product assortment is going to increase, once you're done with this transformation of all four phases. Can your existing design centers hold all four phases of the new product? Or are your newer design centers in the future going to have to be in some type of a larger format? Farooq Kathwari - Ethan Allen Interiors Inc. - Chairman & CEO That's a very, very important question, because of the fact that we, our business model, is somewhat of a reverse of what we see happening. We have just opened up design centers in markets which we gave up. Like in the last few months, we opened in Toledo, Ohio; in Chattanooga, Tennessee; in Wichita, Kansas. These are all markets where we used to have 15,000 square foot freestanding stores. That was our model in the 1970s. Everything was 15,000 square feet. All of these are about 6,000 to 8,000 square feet, half the size. Now they cannot, obviously, show all our products. That's why customization becomes important. That's why qualified interior designers become important. And that's why technology comes in. As you know, we have touch screen technology. We have tablets with our designers. So our designers today, in a 6,000, 7,000 square foot, can do more business than a 20,000 square foot store, if you are selling it as a commodity. If you are selling it as a commodity, you need a large space. If you are selling it with service and design, which is what we do, we can do a lot of business with talented designers. And so what you are going to see with us, is having smaller design centers, with very talented designers and a lot of technology. Bobby Griffin - Raymond James - Analyst Okay, I appreciate that color. And best of luck going forward, and thanks again for letting me back in the queue. Farooq Kathwari - Ethan Allen Interiors Inc. - Chairman & CEO No, it's all good. And thank you very much, everybody. And please, if you have any questions, comments, please let us know. Thanks very much. Operator Thank you, sir. And thank you, ladies and gentlemen, for your participation. That does conclude your program. You may disconnect your lines at this time. Have a wonderful evening. 19 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DISCLAIMER Thomson Reuters reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes. In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized. THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON REUTERS OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS. ©2015, Thomson Reuters. All Rights Reserved.